Exhibit 99.2
news release

NYSE: TC
TSX: TCM
July 7, 2015

Thompson Creek Receives Continued Listing Standard Notice
from the New York Stock Exchange

Denver, Colorado - Thompson Creek Metals Company Inc. (NYSE: TC) (TSX: TCM) (“Thompson Creek” or the “Company”) announced today that it received notification on July 6, 2015 from the New York Stock Exchange (the “NYSE”) that the price of the Company’s common stock has fallen below the NYSE’s continued listing standard. The NYSE requires that the average closing price of a listed company’s common stock be above $1.00 per share over a consecutive 30-day trading period. As of July 6, 2015, the average closing price per share of the Company’s common stock over the preceding 30 trading day period was $0.95.

The Company intends to respond to the NYSE within 10 business days with its intent to cure the deficiency. The Company has six months to regain compliance with the NYSE continued listing requirements and avoid delisting. Management will actively monitor the stock price and evaluate all available options in order to regain compliance within the prescribed timeframe. During the six-month period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with the other listing standards. The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements, nor does it conflict with or cause an event of default under any of the instruments governing the Company’s debt obligations.  The Company’s common stock will continue to be listed and traded on the Toronto Stock Exchange.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development project is the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements include, without limitation, statements with respect to the Company's actions with respect to the NYSE notification and its stock price, and its ability to regain compliance with the NYSE continuing listing standards and remain listed on the NYSE and the Toronto Stock Exchange. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations and Corporate Responsibility Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Francois Perron Renmark Financial Communications Inc. Tel: (416) 644-2020 fperron@renmarkfinancial.com

2